Exhibit 8

ALMADEN MINERALS LTD.
Corporate Organizational Chart
December 31, 2012

Almaden Minerals Ltd.
("Almaden")
Canada
TSX: AMM
NYSE MKT: AAU

ATW Resources Ltd.
("ATW")
Canada
50%
Williams Creek 50%

Gold Mountain Mining Corp.
("Gold Mountain")
Canada
TSX-V: GUM
~39% (26.75MM) shares

Puebla Holdings Inc.
("Puebla")
Canada
100%

Pangeon Holdings Ltd.
("Pangeon")
Canada
100%

ATW Joint Venture
66%
Williams Creek 30%
Harry Winston 4%

Minera Gorrin SA de CV
("Gorrin")
Mexico
49,999 shares
99.9%

Minera Alondra SA de CV
("Alondra")
Mexico
49,999 shares
99.9%

Compaa Minera Zapata SA de CV ("Zapata")
Mexico
49,999 shares
99.9%

Almaden de Mexico SA de CV
("Almaden de  Mexico")
Mexico
49,999 shares
99.9%

Minera Gaviln SA de CV
("Gaviln")
Mexico
49,999 shares
99.9%

Ixtaca Precious Metals Inc.
("Ixtaca")
Canada
100%

Republic Resources Inc.
("Republic")
Canada
100%

Almaden America Inc.
("Almaden America")
USA
100%